                                 March 31, 2002

Atchison Casting Corporation
400 South 4th Street
Atchison, Kansas  66002-0188
Attention:  Chief Financial Officer

Re:  Atchison Casting Corporation (the "Company") April 3, 1998 Amended and
     Restated Credit Agreement by and among the Company, Harris Trust and
     Savings Bank, as Agent and the Banks party thereto (as heretofore amended, the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to the Twelfth Amendment and Forbearance Agreement dated as of
December 18, 2001 (the "Twelfth Amendment") the Bank Group agreed to temporarily forbear from enforcing its rights and remedies with respect to the Credit
Agreement through June 30, 2002. Paragraph 4(a) of the Twelfth Amendment
provides that on March 31, 2002 (the "Commitment Reduction Date") a portion of the Commitments automatically terminate in an amount necessary, if any, to reduce the aggregate Commitments to $70,487,626.39. The Company has requested that the Bank Group extend the Commitment Reduction Date to April 30, 2002.
Subject to the terms and conditions hereof the Bank Group is willing to so extend the Commitment Reduction Date.

         Accordingly, effective upon the execution of this letter by the
Required Banks and each Bank with a temporary increase in Commitments under
Section 1.14 of the Credit Agreement in the spaces provided for that purpose below (which execution may be on separate counterparts of this letter, all of which are to constitute one and the same instrument), (i) Paragraph 4(a) of the
Twelfth Amendment is hereby amended by deleting the date "March 31, 2002"
appearing therein and inserting in its place the date "April 30, 2002" and (ii)
the Required Banks consent to the execution of a letter agreement by the Company and Guarantors with TIAA on the same terms as this letter agreement.

         Except as specifically modified hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. Without limiting the generality of the foregoing, this letter does not waive any of the other
Defaults or Events of Default that now exist.

         All defined terms used herein and not defined herein shall have the same meaning herein as in the Tenth Amendment. This waiver shall be governed and construed in accordance with the laws of the State of Illinois. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.

                                       Very truly yours,

                                       HARRIS TRUST AND SAVINGS BANK, in its individual
                                          capacity as a Bank and as Agent

                                       By:   /s/ Neal Golub
                                       Title:  Vice President

                                       COMMERCE BANK, N.A.

                                       By:  /s/ Dennis R. Block
                                       Title: Senior Vice President

                                       US BANK NATIONAL ASSOCIATION

                                       By: /s/ Craig D. Buckley
                                       Title:  Vice President

                                       KEY BANK NATIONAL ASSOCIATION

                                       By: /s/ Steven Steckel
                                       Title:  Vice President

                                       COMERICA BANK

                                       By:  /s/ Andrew R. Craig
                                       Title: Vice President

                                       HIBERNIA NATIONAL BANK

                                       By:______________________________________
                                       Title:

                                       NATIONAL WESTMINSTER BANK PLC

                                       Nassau Branch

                                       By:  /s/ Peter Ballard
                                       Title: Head of Mid Corporate Team
                                                Corporate Restructuring Unit

                                       New York Branch

                                       By:  /s/ Peter Ballard
                                       Title: Head of Mid Corporate Team
                                                Corporate Restructuring Unit

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION

                                       By:  /s/ Calvin R. Emerson
                                       Title: Vice President

                                       Agreed and Accepted:

ATCHISON CASTING CORPORATION

By: /s/ Kevin T. McDermed
Title:  Vice President & Treasurer

AMITE FOUNDRY AND MACHINE, INC.
PROSPECT FOUNDRY, INC.
QUAKER ALLOY, INC.
CANADIAN STEEL FOUNDRIES, LTD.
3210863 CANADA INC.
KRAMER INTERNATIONAL, INC.
EMPIRE STEEL CASTINGS, INC.
LAGRANGE FOUNDRY INC.
THE G&C FOUNDRY COMPANY
LOS ANGELES DIE CASTING INC.
CASTCAN STEEL LTD.
CANADA ALLOY CASTINGS, LTD.
PENNSYLVANIA STEEL FOUNDRY & MACHINE COMPANY
JAHN FOUNDRY CORP.
INVERNESS CASTINGS GROUP, INC.
DU-WEL PRODUCTS, INC.
DAVIS CASTING AND ASSEMBLY, INC.
CLAREMONT FOUNDRY, INC.
LONDON PRECISION MACHINE & TOOL LTD.

By:  /s/ Kevin T. McDermed
Title:  Vice President

GILMORE INDUSTRIES, INC.

By: /s/ John R. Kujawa
Title:  President